UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2014

SPHERIX INCORPORATED
 (Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6430 Rockledge Drive, Suite 503, Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9325

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 16, 2014 the proposals set forth below (the “Proposals”) were approved by the stockholders of Spherix Incorporated (the "Company") and its consent solicitation terminated.  The Company had established the close of business on December 30, 2013 as the record date for determining stockholders entitled to submit written consents.  Stockholders holding approximately 73.7% of the Company’s outstanding voting capital on the record date voted in favor of the first two proposals, stockholders holding approximately 66.5% of the voting capital voted in favor of the third proposal, and stockholders holding approximately 62.7% of the voting capital voted in favor of the fourth, fifth and sixth proposals.

The results for the solicitation of the Proposals are as follows:

(1)
To approve, in accordance with NASDAQ Listing Rule 5635, the securities issued to Rockstar Consortium US LP ("Rockstar") under the Patent Acquisition Agreement, dated December 31, 2013 (the “Patent Purchase Agreement”), whereby the Company’s wholly-owned subsidiary, Spherix Portfolio Acquisition II, Inc., acquired a suite of 101 patents and patent applications from Rockstar and the transactions contemplated thereunder (the “Patent Acquisition”), including the issuance of an aggregate of (a) 459,043 shares of Series H Convertible Preferred Stock (the “Series H Preferred Stock”), which are convertible into shares of Common Stock on a one-for-ten basis (or an aggregate of 4,590,430 shares of Common Stock) and (b) 119,760 shares of Series I Convertible Redeemable Preferred Stock of the Company, which are convertible into shares of Common Stock on a one-for-twenty basis (or an aggregate of 2,395,200 shares of Common Stock) (the “Series I Preferred Stock” and, collectively with Series H Preferred Stock, the “Preferred Shares”), as partial consideration for the Patent Acquisition and (c) the shares of Common Stock (the “Registration Right Shares”) to be issued to Rockstar in the event that the registration statement registering all the shares of Common Stock and Preferred Shares issued under the Patent Purchase Agreement is not declared effective by the Securities and Exchange Commission (the “SEC”) within sixty days after its filing;

Votes For	Votes Against	Abstain
3,423,800	31	0

(2)	To approve any potential change in control in accordance with NASDAQ Listing Rule 5635 that may result from the issuance of the Preferred Shares to Rockstar in connection with the Patent Acquisition;

Votes For	Votes Against	Abstain
3,423,800	31	0

(3)
To approve an amendment to the Spherix Incorporated 2014 Equity Incentive Plan (the "2014 Plan") to increase the number of shares available for issuance thereunder to 4,161,892 from 2,400,000 in recognition of the increased Common Stock presently outstanding since the initial stockholder approval of the 2014 Plan;

Votes For	Votes Against	Abstain
3,091,024	33	332,774

(4)
To authorize the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 40% below the market price of our Common Stock in accordance with NASDAQ Listing Rule 5635 (“Proposal 4”);

Votes For	Votes Against	Abstain
2,914,031	177,026	332,774

(5)
To authorize the issuance of securities in one of more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 30% below the market price of our Common Stock in accordance with NASDAQ Listing Rule 5635 (“Proposal 5”); and

Votes For	Votes Against	Abstain
2,914,031	177,026	332,774

(6)
To approve any change of control in accordance with NASDAQ Listing Rule 5635 that could result from the potential issuance of securities in the non-public offerings following approval of Proposal 4 or Proposal 5.

Votes For	Votes Against	Abstain
2,913,873	176,991	332,774

The foregoing description of the Proposals does not purport to be complete and is qualified in its entirety by reference to the complete text of the Proxy Statement, filed with the SEC on March 27, 2014, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2014	SPHERIX INCORPORATED By: /s/ Anthony Hayes Anthony Hayes Chief Executive Officer